Exhibit 99.2

Cyalume Technologies Holdings Reports Full Year and Fourth Quarter 2010 Results

2010 Revenue Up 18%; Adjusted Net Income Up 213%; Adjusted EBITDA up 73%

WEST SPRINGFIELD, Mass., March 28, 2011 (GLOBE NEWSWIRE) -- Cyalume Technologies Holdings, Inc. (OTCBB:CYLU) today reported net income of $2.6 million on revenues of $38.0 million for the full year ending December 31, 2010, versus a net loss of $33.6 million on  revenues of $32.2 million for the prior year.  The net loss for fiscal 2009 was primarily attributable to goodwill and other intangible asset impairment charges.

Fiscal 2010 adjusted net income, which is net income before amortization and impairment charges, was $4.4 million, compared to adjusted net income of $1.4 million in 2009.  Adjusted EBITDA, which is earnings before interest, taxes, depreciation, amortization, foreign currency gains and losses, and certain one-time gains or expenses was $10.7 million compared to $6.2 million in 2009. Adjusted net income and adjusted EBITDA are important measures because they present a view of our performance on an ongoing basis without regard to certain one-time gains or expenses such as certain lawsuit settlement gains and corresponding legal fees incurred and impairment charges. Comparable GAAP amounts and a reconciliation to GAAP net income are shown later in this release.

For the three-months ending December 31, 2010 Cyalume reported revenue of $8.2 million compared to revenue of $7.8 million for the same period last year, a 5% increase. Adjusted net income was $0.5 million versus $0.1 million in the prior year fourth quarter.  Adjusted EBITDA for the period was $1.8 million versus $1.7 million in 2009.

Annual Highlights

▪	The Company achieved year over year growth in all major financial categories in 2010:
o	Revenues up 18% to $38.0 million
o	Adjusted Net Income up 213% to $4.4 million
o	Adjusted EBITDA up 73% to $10.7 million
o	Gross margins improved to 50.4% vs. 41.6% in 2009
o	Ending balance sheet cash doubled to $4.1 million
▪
The Company continued its leadership in the growing chemiluminescent “green” ammunition payload market with new strategic corporate partnership agreements, product introductions and identified caliber development opportunities for the versatile technology

Subsequent to the end of the year, Cyalume closed the sale of 871,823 shares of common stock to institutional investors in a private placement at a price of $4.60 per share. The consideration paid by investors consisted of approximately $3.5 million in cash and the cancellation of 1,015,000 public warrants, which were valued at $0.50 per warrant.  The Company will use the net proceeds to fund general corporate purposes.

Derek Dunaway, Cyalume's President and CEO, said “We saw significant growth and improved performance in our business in 2010. In addition to an 18% increase in revenues, our overall gross margin improved to a more normal level of approximately 50% yielding healthy adjusted net income growth of over 200%. Furthermore, we continue to work with our strategic partners to identify and execute on all of the significant growth opportunities that our unique environmentally-friendly chemiluminescent ammunition payload technology presents.  Looking forward, Cyalume is better positioned today than ever before to capitalize on its market leading position in chemical light technology.”

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Conference Call

A live Internet broadcast of the Company's conference call discussing quarterly and year to date results can be accessed via the investor relations page on Cyalume web site (www.cyalume.com) on Monday, March 28, 2011 at 11:00 a.m. Eastern time. To participate, callers should dial 877-312-7507 or 253-237-1164. Participants should ask for the "Cyalume Technologies Conference Call, ID number: 50417730”. A simultaneous webcast will also be available at:

http://investor.cyalume.com/eventdetail.cfm?eventid=94008

In addition, a replay of the conference call will be available shortly after the call on the Investor Relations page of the company website at: http://investor.cyalume.com/index.cfm.

About Cyalume Technologies

Cyalume Technologies is the world leader in chemiluminescent (chemical-light) technology. The Company's suite of visible and non-visible chemical-light products provide dependable training and battlefield operation light solutions to the United States and NATO country militaries, as well as to safety professionals across the globe. Products also include training and tactical chemiluminescent ammunition payloads for both military and commercial markets that offer a non-pyrotechnic, environmentally-friendly alternative to conventional ammunition. Cyalume manufactures its products in West Springfield, Massachusetts and Aix-en-Provence, France. For more information, please visit the Company's web site: www.cyalume.com.

The Cyalume Technologies Holdings, Inc. logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=8101.

Cyalume Technologies Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except shares and per share information)

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2010	2009
Revenues	$38,024	$32,201
Cost of goods sold	18,857	18,817
Gross profit	19,167	13,384

Other expenses (income):
Sales and marketing	3,471	3,171
General and administrative	5,520	4,917
Research and development	1,663	1,464
Interest expense, net	2,559	2,644
Interest expense – related party	66	61
Amortization of intangible assets	1,794	3,497
Goodwill impairment loss	—	12,456
Other intangible asset impairment losses	—	25,624
Other (income) losses, net	(184)	52
Total other expenses	14,889	53,886

Income (loss) before income taxes	4,278	(40,502)
Provision for (benefit from) income taxes	1,665	(6,880)
Net income (loss)	$2,613	$(33,622)

Net income (loss) per common share:
Basic	$0.17	$(2.21)
Diluted	$0.15	$(2.21)

Weighted average shares used to compute net income (loss) per common share:
Basic	15,483,243	15, 241,416
Diluted	16,806,275	15, 241,416

Source: Financial statements from Form 10-K filed March 28, 2011.

Cyalume Technologies Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except shares and per share information)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash	$4,086	$2,003
Accounts receivable, net of allowance for doubtful accounts of $62 and $239, respectively	1,925	3,319
Inventories, net	9,920	9,320
Income taxes refundable	—	294
Deferred income taxes	931	682
Prepaid expenses and other current assets	429	382
Total current assets	17,291	16,000

Property, plant and equipment, net	8,509	8,384
Goodwill	51,244	51,244
Other intangible assets, net	20,912	22,548
Other noncurrent assets	286	67
Total assets	$98,242	$98,243

Liabilities and Stockholders’ Equity
Current liabilities:
Lines of credit	$—	$3,200
Current portion of notes payable	1,453	6,940
Accounts payable	2,185	3,222
Accrued expenses	2,362	2,069
Notes payable and advance due to related parties	—	9
Income tax payable	700	—
Total current liabilities	6,700	15,440

Notes payable, net of current portion	22,715	18,874
Notes payable due to related parties, net of current portion	1,131	1,065
Deferred income taxes	8,147	7,105
Derivatives	365	69
Asset retirement obligation	166	158
Total liabilities	39,224	42,711

Commitments and contingencies	—	—

Stockholders' equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares i ssued or outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 15,748,570 and 15,405,570 issued and outstanding, respectively	16	15
Additional paid-in capital	89,452	87,926
Accumulated deficit	(29,780)	(32,393)
Accumulated other comprehensive loss	(670)	(16)
Total stockholders’ equity	59,018	55,532
Total liabilities and stockholders' equity	$98,242	$98,243

Source: Financial statements from Form 10-K filed March 28, 2011.

Cyalume Technologies Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$2,613	$(33,622)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment loss	—	12,456
Other intangible asset impairment losses	—	25,624
Depreciation of property, plant and equipment	833	645
Amortization	2,142	4,503
Provision for deferred income taxes	948	(7,211)
Stock-based compensation expense	1,181	525
Provision for inventory obsolescence	106	473
Other non-cash expenses	315	246
Changes in operating assets and liabilities:
Accounts receivable	1,295	178
Inventories	(846)	961
Prepaid expenses and other current assets	2	(130)
Accounts payable and accrued liabilities	(561)	(588)
Income taxes payable, net	976	401
Net cash provided by operating activities	9,004	4,461

Cash flows from investing activities:
Proceeds from disposal of long-lived assets	207	—
Purchases of long-lived assets	(1,626)	(958)
Purchase of CTI common stock	—	(43)
Net cash used in investing activities	(1,419)	(1,001)

Cash flows from financing activities:
Net repayment of line of credit	(3,200)	(300)
Proceeds from long-term notes payable and warrants	7,942	—
Principal payments on long-term notes payable	(9,890)	(3,621)
Payments to reacquire and retire common stock	—	(1,386)
Net payments of debt issue costs	(271)	(140)
Stock registration costs	—	(17)
Proceeds from exercises of warrants	—	27
Net cash used in financing activities	(5,419)	(5,437)

Effect of exchange rate changes on cash	(83)	28
Net increase (decrease) in cash	2,083	(1,949)
Cash, beginning of period	2,003	3,952
Cash, end of period	$4,086	$2,003

Source: Financial statements from Form 10-K filed March 28, 2011.

Results of Operations -- Adjusted Basis

Adjusted net income is an alternative view of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing this information. We define adjusted net income as the net income of Cyalume excluding amortization expense. The adjusted net income measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. Adjusted net income is an important internal measurement for us. We measure the performance of the overall Company on this basis. The following are examples of how we use adjusted net income:

*	Senior management and the Board of Directors receive a quarterly analysis of our operating results that is prepared on an adjusted net income basis;
*	Our annual budget, as presented to the Board of Directors, is prepared on an adjusted net income basis

Despite the importance of this measure, we stress that adjusted net income is a non-GAAP financial measure that has no standardized meaning under U.S. GAAP and therefore, has limits in its usefulness to investors. Due to its non-standardized definition, adjusted net income (unlike U.S. GAAP net income) may not be comparable with the calculation of similar measures for other companies. Adjusted net income is presented solely to permit investors to more fully understand how management assesses our performance.

Cyalume Technologies Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income
(Unaudited, in thousands)

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009
Net income (loss)	$2,613	$(33,622)

Amortization and impairment of intangible assets, net of tax impact	1,794	35,029
Adjusted net income	$4,407	$1,407

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies Holdings, Inc.
 Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited, in thousands)

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009
Net income	$2,613	$(33,622)

Adjustments to arrive at EBITDA:

Interest expense, net	2,625	2,705
Provision for (benefit from) income taxes	1,665	(6,880)
Depreciation	833	645
Amortization and impairment of intangible assets	1,794	41,577
EBITDA	9,530	4,425

Adjustments to arrive at adjusted EBITDA:

Other one-time expenses (1)	1,155	1,762

Adjusted EBITDA	$10,685	$6,187

(1) Non-cash stock-based compensation, foreign exchange (gains)/losses, non-cash management fees and inventory step-up amortization

Cyalume Technologies Holdings, Inc.
Quarterly Financial Data
(Unaudited, in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	December 31,	December 31,
Selected Quarterly Financial Data	2010	2009
Revenues	$8,165	$7,758
Cost of goods sold	4,162	4,443
Gross profit	4,003	3,315
Total other expenses	3,831	42,119
Net income	92	(32,679)

Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$92	$(32,679)
Amortization and impairment of intangible assets, net of tax impact	441	32,808
Adjusted net income	$533	$129

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income	$92	$(32,679)
Adjustments to arrive at EBITDA:
Interest expense, net	645	735
Provision for (benefit from) income taxes	80	(6,125)
Depreciation	256	166
Amortization and impairment of intangible assets	441	38,965
EBITDA	1,514	1,062

Adjustments to arrive at adjusted EBITDA:
Other one-time expenses (1)	249	654
Adjusted EBITDA	$1,763	$1,716

(1) Non-cash stock-based compensation, foreign exchange (gains)/losses, non-cash management fees and inventory step-up amortization

Company Contact:
Derek Dunaway
President and Chief Executive Officer
Cyalume Technologies Holdings, Inc.
(413) 858-2500
ddunaway@cyalume.com

Investor Relations:
Cameron Associates
Paul G. Henning
212-554-5462
paul@cameronassoc.com